Exhibit 10.1

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR AN APPLICABLE EXEMPTION TO THE REGISTRATION REQUIREMENTS OF SUCH ACT AND SUCH LAWS. NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY OTHER FEDERAL OR STATE REGULATORY AUTHORITY HAS PASSED ON OR ENDORSED THE MERITS OF THIS NOTE.

PROMISSORY NOTE

$251,000.00	The Woodlands, Texas
April 5, 2005

FOR VALUE RECEIVED, POWER 3 MEDICAL PRODUCTS, INC., a New York corporation (the “Maker”), promises to pay to the order of Cordillera Fund L.P., a limited partnership (the “Payee”), pursuant to the terms and conditions contained in this promissory note (this “Note”) the principal sum of Two Hundred Fifty-One Thousand Dollars ($251,000.00), together with interest on the unpaid principal balance from the date hereof until paid in full, if applicable, at the rate and on the terms provided herein.

1.             Term and Payment.  Principal and interest of this Note shall be payable as follows:

(i)            The entire unpaid principal balance of this Note shall be payable, in cash, within one Business Day (as hereinafter defined) of the closing of the Maker’s issuance and sale of $1,600,000 aggregate principal amount of debentures pursuant to the Securities Purchase Agreement dated October 28, 2004, as amended, which closing is to occur within five trading days of the effectiveness of the Maker’s registration statement on Form SB-2 currently pending with the U.S. Securities and Exchange Commission (the “Registration Statement Funding”); provided, however, that if the Registration Statement Funding does not occur on or before August 15, 2005, the entire unpaid principal balance of this Note shall be due and payable in full on such date.  The payment date of the principal is referred to as the “Payment Date.”

(ii)           Interest, computed on the unpaid principal balance of this Note, shall be due and payable at Payee’s option, as follows:

(A)          the accrued and unpaid interest calculated in accordance with Section 2 below shall be paid, in cash, concurrently upon the Payment Date; or

(B)           the accrued and unpaid interest payable on this Note shall be considered paid, in full, upon Maker’s issuance and delivery of restricted shares of Maker’s common stock calculated by the following formula: $251,000 ÷ common stock price X 20% = Number of Shares to be Issued, such issuance and delivery to occur on the date which is 95 days following the effectiveness of the registration statement[, subject to the provisions of the Securities Purchase Agreement].

If the Payment of interest or principal is due on a day that is not a Business Day (as hereinafter defined), such payment shall be made on the first Business Day following such payment date.  For purposes of this Note, “Business Day” means any day other than Saturday, Sunday or any other day on which national banking associations in the State of New York generally are closed for commercial banking business.

2.             Interest Rate. During the period ending on the Payment Date (the “Payment Period”), the unpaid principal balance of this Note shall bear simple interest at a per annum rate equal to ten percent (10%) for such period determined in accordance with this Section 2. Notwithstanding the foregoing, upon an Event of Default (as hereinafter defined) with respect to the Payment and until such Event of Default shall have been cured, such Payment shall bear interest at a rate of twelve percent (12%) per annum.  Interest shall be payable as provided in Section 1 above.

3.             Event of Default. It is expressly provided that upon failure in the punctual payment of theprincipal due hereunder, as the same shall become due and payable, and the passage of thirty (30) days following when such payment was due and payable, during which period the Maker may make such payment(s) as are due and payable and prevent a default of this Note, an “Event of Default” will have occurred. Upon an Event of Default and until such Event of Default shall have been cured, the holder of this Note may, at its option, without further notice or demand, (i) declare the outstanding principal balance of this Note, and accrued but unpaid interest payable on this Note in cash at the rate provided in Section 2 hereof, at once due and payable, (ii) pursue any and all rights, remedies and recourses available to the holder hereof, including but not limited to any such rights, remedies or recourses at law or in equity, or (iii) pursue any combination of the foregoing; and in the event default is made in the prompt payment of this Note when due or declared due, and the same is placed in the hands of an attorney for collection, or suit is brought on the same, or the same is collected through probate, bankruptcy or other judicial proceedings, then the Maker agrees and promises to pay all costs of collection, including reasonable attorney’s fees.

4.             Right of Prepayment.  The Maker shall have the right to prepay all or any part of the unpaid principal or interest hereon at any time without premium or penalty.  Any and all prepayments with respect to this Note shall be applied first to payment of accrued interest as of the date of such prepayment and the balance, if any, shall be applied in reduction of the unpaid principal.

5.             No Right of Setoff.   THE PAYEE ACKNOWLEDGES AND AGREES THAT THE MAKER HAS NO RIGHTS OF SETOFF AGAINST THE PAYMENT AND THEREFORE SHALL NOT WITHHOLD OR REDUCE THE PAYMENT ON THIS NOTE BY ANY AMOUNTS DUE FROM THE PAYEE TO THE MAKER.

6.             No Usury Intended; Usury Savings Clause.   In no event shall interest contracted for, charged or received hereunder, plus any other charges in connection herewith which constitute interest, exceed the maximum interest permitted by applicable law. The amounts of such interest or other charges previously paid to the holder of the Note in excess of the amounts permitted by applicable law shall be applied by the holder of the Note to reduce the principal of the indebtedness evidenced by the Note, or, at the option of the holder of the Note, be refunded. To the extent permitted by applicable law, determination of the legal maximum amount of interest shall at all times be made by amortizing, prorating, allocating and spreading in equal parts during the period of the full stated term of the loan and indebtedness, all interest at any time contracted for, charged or received from the Maker hereof in connection with the loan and indebtedness evidenced hereby, so that the actual rate of interest on account of such indebtedness is uniform throughout the term hereof.

7.             Transferability.  The Payee may not transfer, sell, assign, pledge, hypothecate, bequeath, gift, create a lien on, place in trust, assign or in any other way encumber or dispose of, directly or indirectly and whether or not by operation of law or for value, this Note or the obligations represented hereby (collectively, “transfer”) or any beneficial interest in this Note or any of the obligations represented hereby without the Maker’s prior written consent, which shall not be unreasonably withheld provided that the transferee of this Note or any portion hereof (i) executes and delivers to the Maker an appropriate document, satisfactory to the Maker, in which such permitted transferee agrees that it shall be bound by the same transfer restrictions set forth herein with respect to all or any portion of this Note received by such permitted transferee and (ii) delivers to the Maker an opinion of counsel or other evidence satisfactory to the Maker to the effect that the proposed transfer may be made without registration under the Securities Act of 1933 or the securities laws of any state.

8.             Waivers.  The Maker hereby waives presentment, protest, demand for payment, notice of dishonor and all other notices of any kind.  No waiver of any default shall operate as a waiver of any other default or of the same default on any future occasion, and no action to enforce payment hereunder nor any indulgences or other arrangements granted to the Maker, including any extension of time for payment due thereon, shall release, waive or otherwise affect any right of the owner or holder hereof.

9.             Governing Law.  This Note will be governed by the laws of the State of New York without giving effect to any choice or conflict of law principles of any jurisdiction.

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                IN WITNESS WHEREOF, the Maker has caused this Note to be executed as of the day and year first above written.

POWER 3 MEDICAL PRODUCTS, INC.

By:	/s/ Steven B. Rash
Name:	Steven B. Rash
Title:	Chairman/CEO

CORDILLERA FUND L.P.

By:	/s/ Stephen J. Carter
Name:	Stephen J. Carter
Title:	Co-CEO of Andrew Carter Capital
The GP of ACCF Gen Par, L.P.
The GP of the Cordillera Fund L.P.